Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Borealis Foods Inc. of our report dated April 10, 2024, relating to the consolidated financial statements of Borealis Foods Inc., appearing in the Form 8-K/A filed April 15, 2024 of Borealis Foods Inc. for the years ended December 31, 2023 and 2022.

/s/ Berkowitz Pollack Brant Advisors + CPAs
West Palm Beach, FL
September 3, 2024